SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                         April 12, 2002 (April 8, 2002)

                              Greyhound Funding LLC
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             (Exact name of registrant as specified in its charter)

           Delaware                   333-40708                51-0391968
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(State or Other Jurisdiction  (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                  Identification Number)


              307 International Circle, Hunt Valley, Maryland 21030
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               (Address of principal executive offices) (zip code)

                                 (410) 771-1900
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

      On April 8, 2002, JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee") under the Base Indenture, dated as of June 30, 1999 (the "Base Indenture"), between Greyhound Funding LLC (the "Issuer") and the Indenture Trustee, made regular monthly distributions to the holders of the Issuer's Series 1999-2 Asset Backed Notes, Series 1999-3 Asset Backed Notes and Series 2001-1 Asset Backed Notes. As part of such distributions, the Indenture Trustee made a monthly distribution of principal to the holders of our Series 1999-2 Asset Backed Notes, Class A-1 of approximately $186 million pursuant to the Series 1999-2 Indenture Supplement, dated as of October 28, 1999, to the Base Indenture. This principal payment included approximately $141 million representing amounts for the period from March 22, 2001 through February 21, 2002 that had not been previously distributed because the Lease Balance Declines (as defined in the Base Indenture) for the related monthly periods were not properly calculated. Throughout this period, the Issuer was at all times in compliance with its obligations to maintain sufficient credit enhancement and assets in relation to the outstanding amount of the Issuer's asset-backed notes. The administrator for our asset-backed notes has implemented a change to its reporting system to ensure the proper calculation of the Lease Balance Declines in all future periods.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Monthly Settlement Statement Relating to the Payment Date of April 8, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2002

                                         GREYHOUND FUNDING LLC


                                         By: /s/ Joseph W. Weikel
                                            ---------------------------------
                                            Name: Joseph W. Weikel
                                                  as Manager